UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 16, 2009

                         Berthel Growth & Income Trust I
             (Exact name of registrant as specified in its charter)



          Iowa                     33-89506                          52-1915821
 ----------------------     ----------------------                    -------
(State of Incorporation)   (Commission File Number)                  (IRS No.)

                          701 Tama Street, Marion, Iowa            52302
                     --------------------------------------      --------
                    (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (319) 447-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Berthel Growth & Income Trust I (the "Trust"), on its own behalf and on behalf of Berthel SBIC, LLC ("SBIC"), reports as follows:

On July 10, 2009, in the matter of the receivership of Berthel SBIC, LLC, the Federal District Court for the Northern District of Iowa entered an Order Approving the Form and Manner of Notice to Claimants and Establishing a "Claims Bar Date". The Order provides that all persons or entities having claims against Berthel SBIC, LLC, the Receivership Estate, or assets or funds in the possession of the Receiver, other than the SBA and parties contracted or retained by the SBA as Receiver, are ordered to file such claims in writing and in the form prescribed in paragraph 6 of this Order with the receiver: c/o Barbara R. Klein, Principal Agent for SBA as Receiver of Berthel SBIC, LLC, 1100 G Street, N.W., Suite 200, Washington, D.C. 20005, within (30) days of the last day of notice by publication, which date will be stated in the mailed and published notices. The Court ordered the Receiver to publish notice once each week for two weeks in the Cedar Rapids Gazette, a newspaper of general circulation serving the Cedar Rapids, Iowa, metropolitan area.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  Berthel Growth & Income Trust I
                                  -------------------------------
                                  (Registrant)



 July 16, 2009                    /s/  Ronald O. Brendengen
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     Date                              Ronald O. Brendengen,
                                       Chief Financial Officer of
                                       Berthel Fisher & Company Planning, Inc.,
                                       Trust Advisor